EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      We have issued our report dated March 16, 2001 (except for note 15, as to which the date is April 4, 2001) accompanying the consolidated financial statements and schedule included in the Annual Report of Paper Warehouse, Inc. and Subsidiaries on Form 10-K for the years ended February 2, 2001 and January 28, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statements of Paper Warehouse, Inc. and Subsidiaries on Forms S-8 (No. 333-36064, No. 333-36066, No. 333-43358)
and Form S-3 (No. 333-44944).

                                                          /s/ Grant Thornton LLP

Minneapolis, Minnesota
April 23, 2001